                                                                   EXHIBIT 99.2

                              JOINT FILER INFORMATION

Item                                      Information

Name:                               Wells Fargo Bank, N.A.

Address:                            101 North Phillips Avenue
                                    Sioux Falls, South Dakota 57104

Date of Event Requiring             April 11, 2022
Statement (Month/Day/Year):

Issuer Name and Ticker or           BLACKROCK MUNIYIELD NEW JERSEY
Trading Symbol:                     FUND, INC. [MYJ]

Relationship of Reporting           10% Owner
Person(s) to Issuer:

If Amendment, Date Original         Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group           Form filed by More than One
Filing:                             Reporting Person

Signature:                          WELLS FARGO BANK, N.A.

                                      By:   /s/ Alejandro Piekarewicz
                                         -----------------------------
                                      Name: Alejandro Piekarewicz
                                      Title: Director
                                      Date: April 13, 2022